CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 18, 2008, relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Reports to the Shareholders of Columbia Acorn Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 28, 2008